UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant   X
Filed by a Party other than the Registrant

Check the appropriate box:
    Preliminary Proxy Statement
    Confidential, For Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
X   Definitive Proxy Statement
    Definitive Additional Materials
    Soliciting Materials Pursuant to 240.14a-12

                          Nyer Medical Group, Inc.
                (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
X    No fee required.
     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

     Fee paid previously with preliminary materials:

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:
(2)   Form, Schedule or Registration Statement No.:
(3)   Filing Party:
(4)   Date Filed:










June 4, 2007


To the Shareholders of Nyer Medical Group, Inc.:


You are invited to attend the Annual Meeting of Shareholders of Nyer Medical Group, Inc. ("NYER") to be held Monday, June 25, 2007, at 10:00 a.m. (EST) at the Holiday Inn Express, Lake Buena Vista, 8686 Palm Pkwy, Orlando, FL 32836.

This year's Annual Meeting and enclosed proxy includes the election of one Director and the ratification of the appointment of Sweeney, Gates & Company as the Company's independent auditors for the fiscal year ended June 30, 2007.

We hope you will be able to attend the Annual Meeting. Whether or not you currently plan to attend, please complete, date and return the proxy card in the enclosed envelope.

On behalf of the Board of Directors, we thank you for your continued support.


                                    Sincerely,

                                    /s/ Karen L. Wright
                                        ---------------
                                        Karen L. Wright,
                                        President and Chief Executive Officer


























NYER MEDICAL GROUP, INC.
1292 Hammond Street
Bangor, Maine 04401
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 25, 2007

                                      June 4, 2007


To the Common Shareholders of
Nyer Medical Group, Inc.

Notice is hereby given that the Annual Meeting of the Shareholders of Nyer Medical Group, Inc., will be held at the Holiday Inn Express, Lake Buena Vista, 8686 Palm Pkwy, Orlando, FL 32836, on Monday, June 25, 2007, at 10:00 a.m.
(EST), for the following purposes:

1). Elect one member of the Board of Directors to serve until the Annual Meeting of the Shareholders in 2009, or until her successor is elected and qualified.

2). Acting upon the appointment of Sweeney, Gates & Company as the Company's independent auditors for the fiscal year ended June 30, 2007.

3). Acting upon any and all other matters in connection with or for the purpose of effecting the foregoing, or as otherwise may properly come before the Annual Meeting or any and all adjournments thereof.

Further information regarding voting rights and the business to be transacted at the Annual Meeting is given in the attached Proxy Statement.

Only Common Shareholders of record on the stock transfer books of the Company at the close of business on May 30, 2007, will be entitled to vote at the Annual Meeting. Shareholders who are unable to attend the Annual Meeting in person and wish to have their stock voted are requested to sign, date and return the accompanying Proxy.


By Order of the Board of Directors,

/s/ Karen L. Wright
    ---------------
    Karen L. Wright,
    President and Chief Executive Officer












                            TABLE OF CONTENTS

                                                                 PAGE
                                                                 ----

Annual Meeting of Shareholders                                       1
Proxy and Solicitation                                               1
Voting Securities and Principal Holders                              2
Item 1.  Election of Directors                                       4
Current Board of Directors                                           4
Nominees for Election to Board of Directors                          4
Family Relationship                                                  5
Communications With the Board of Directors                           5
Controlled Company                                                   6
Directors and Committee Meetings                                     6
Director Compensation                                                7
Executive Compensation                                               8
Report on Executive Compensation by the Compensation Committee      10
Compensation Committee Interlocks and Insider Participation         11
Stock Option Plan                                                   11
Performance Graph                                                   12
Section 16(a) Beneficial Ownership Reporting Compliance             12
Audit Committee Report                                              12
Item 2.  Appointment of Auditors                                    13
Audit Fees                                                          13
Audit-Related Fees                                                  13
Tax Fees                                                            14
All Other Fees                                                      14
Policy on Audit Committee Pre-Approval of Audit and Non-Audit
  Services of Independent Auditor                                   14
Item 3.  Other Matters                                              15
Shareholder's Proposals                                             15
Proxy Solicited by the Board of Directors                           16






















                                       i

                                 PROXY STATEMENT
NYER MEDICAL GROUP, INC.
1292 Hammond Street
Bangor, Maine 04401

ANNUAL MEETING OF SHAREHOLDERS, JUNE 25, 2007
June 4, 2007
PROXY AND SOLICITATION

     The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of Nyer Medical Group, Inc. (the "Company") for use at the Annual Meeting of shareholders (the "Annual Meeting") on Monday, June 25, 2007 at 10:00 a.m. (EST), to be held at the Holiday Inn Express, Lake Buena Vista, 8686 Palm Pkwy, Orlando, FL 32836, and at any and all adjournments thereof, for the purposes set forth in the Notice of said meeting attached and incorporated herein by this reference. The expense of soliciting proxies is to be paid for by the Company. The Company has retained Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717, to assist in the solicitation of proxies.
The Company may also use its officers to solicit proxies from shareholders either in person or by telephone or letter without extra compensation. The Company will pay all expenses of this solicitation with an estimated cost of $9,000. A proxy may be revoked by delivering a written notice of revocation to the principal office of the Company or in person at the Annual Meeting at any time prior to the voting thereof. If a shareholder wishes to give a proxy to someone other than management, he or she may cross out the names appearing on the enclosed proxy form, insert the name of some other person, sign and give the form to that person for use at the Annual Meeting.

     Only shareholders of record at the close of business on May 30, 2007 (the "Record Date") are entitled to notice of, and to vote at the Annual Meeting. Each share of common stock outstanding on the Record Date is entitled to one vote on all proposals presented at the Annual Meeting. Mr. Samuel Nyer, a consultant of the Company, owns 2,000 shares of Class A preferred stock which has voting rights equal to 2,000,000 shares of common stock of Nyer and 1,000 shares of Class B preferred stock of Nyer which has voting rights equal to 2,000,000 shares of common stock. The preferred stock has voting rights on all matters that come before the common shareholders for vote. As of the close of business on May 30, 2007, the Company had 3,978,199 shares of common stock outstanding which means that a total of 7,978,199 votes are eligible to be cast at the Annual Meeting. Mr. Nyer controls 61.0% of these votes and consequently controls the outcome of all issues presented to the Company's shareholders.

     All proposals require a vote of the majority of the votes present in person or by proxy, except for the election of directors, who shall be elected by a plurality of such votes. Proxies which abstain on one or more proposals and "broker non-votes" will be deemed present for quorum purposes for all proposals to be voted on at the Annual Meeting. Broker non-votes occur where a broker holding stock in street name votes the shares on some matters but not others. The missing votes are broker non-votes. Client directed abstentions are not broker non-votes. Abstentions and broker non-votes are counted in tabulations of the votes cast on proposals presented to the shareholders. Shareholders whose shares are in street name and do not return a proxy, are not counted for any purpose and are neither an abstention nor a broker non-vote. Shareholders who sign, date and return a proxy but do not indicate how their shares are to be voted are giving management full authority to vote their shares as they deem best for the Company.
     This proxy statement and the accompanying proxy are first being mailed on or about June 7, 2007 to shareholders of record at the close of business on May 30, 2007.
                                       1
Voting Securities and Principal Holders Thereof

     The following table sets forth the number of shares of the Company's voting stock beneficially owned as of May 30, 2007 (1) by (i) owners of more than 5% of the Company's voting stock (2), (ii) each director and executive officer of the Company, and (iii) all executive officers and directors of the Company as a group:
Title of Class      Name and Address of    Amount and Nature      Percent of
                      Beneficial Owner       of Beneficial        Class Owned
                                              Ownership(2)
--------------      -------------------    -----------------      -----------

Class A Preferred    Samuel Nyer                    2,000 (3)            100
Stock                698 Essex Street
                     Bangor, ME  04401

Class B Preferred    Samuel Nyer                    1,000 (4)            100
Stock                698 Essex Street
                     Bangor, ME  04401

Common Stock         Samuel Nyer                1,942,300 (5)           38.5
                     698 Essex Street
                     Bangor, ME  04401

Common Stock         Jonathan Rothschild          434,377 (6)           10.9
                     c/o Arterio, Inc.
                     1061-B Shary Circle
                     Concord, CA  94518-2407

Common Stock         Around the Clock             423,791 (7)           10.6
                     Partners, LP
                     33 6th Street South
                     Suite 204
                     St. Petersburg, FL 33701

Common Stock         Lonny & Bonny Hanson Trs     250,000 (8)            6.3
                     702 W Oakhampton Drive
                     Eagle, ID  83616-6730

Common Stock         Robert J. Landis              10,000 (9)              *
                     1292 Hammond Street
                     Bangor, Maine 04401

Common Stock         Donald C. Lewis, Jr.          59,000 (10)           1.5
                     c/o Nyle International
                     72 Center Street
                     Brewer, ME  04412

Common Stock         Kenneth L. Nyer, M.D.         74,000 (11)           1.8
                     1933 Williamsbridge Rd.
                     Bronx, New York 10461


Common Stock         James J. Schweiger             30,000 (12)          *
                     1843 Morning Sky Drive
                     Winter Haven, FL 34787

Common Stock         Gerald Weston                  10,000 (13)          *
                     1292 Hammond Street
                     Bangor, ME  04401

Common Stock         Karen L. Wright                78,100 (14)          *
                     1292 Hammond Street
                     Bangor, ME  04401
All directors and executive officers of the
Company as a group (6 persons)                     261,100              6.2
                                               9,10,11,12,13&14
                                   2

1 The beneficial ownership figures found within this table have been provided by Continental Stock Transfer and Trust Company, Broadridge Financial Solutions, and the Company's review of public filings. The stock option figures have been derived from the records of the Company. All amounts are as of May 30, 2007.

2 Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and includes any options which vest within 60 days of May 26, 2007, i.e., by July 25, 2007. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all voting securities beneficially owned by them.

3 Each share of Class A Preferred Stock carries the right to 1,000 votes on any matter put to a vote of the Common Stock (equivalent to 2,000,000 votes of common stock).

4 Each share of Class B Preferred Stock carries the right to 2,000 votes on any matter put to a vote of the Common Stock (equivalent to 2,000,000 votes of common stock).

5 Includes 89,300 shares of Common Stock, 572,000 shares of Common Stock underlying options granted to Mr. Nyer pursuant to the 1993 Stock Option Plan and the 2002 Stock Option Plan (the "Plans"). Also includes 500,000 vested non-qualified options granted pursuant to Mr. Nyer's 1999 employment agreement, as amended and 781,000 shares of Common Stock owned by Nyle International Corp., 72 Center Street, Brewer, ME 04412, of which Mr. Nyer is chairman and controlling shareholder.

6  Includes 434,377 shares of Common Stock.

7  Includes 387,000 shares of Common Stock and 36,791 Warrants.

8  Includes 250,000 shares of Common Stock.

9 Consists of 10,000 shares of Common Stock underlying vested options granted pursuant to the Plans.

10 Consists of 59,000 shares of Common Stock underlying vested options granted pursuant to the Plans.

11 Consists of 74,000 shares of Common Stock underlying vested options granted pursuant to the Plans.

12 Consists of 30,000 shares of Common Stock underlying vested options granted pursuant to the Plans.

13 Consists of 10,000 shares of Common Stock underlying vested options granted pursuant to the Plans.

14 Includes 77,000 shares of Common Stock underlying vested options granted pursuant to the Plans and 1,100 shares of Common Stock held by an ADCO employee investment club by which Ms. Wright owns 220 shares. The common stock held in the investment club is considered beneficially owned by Ms. Wright as she has voting and investment power of this stock.

*  Less than 1% of class
                                      3

Item 1.  Election of Directors
------   ---------------------

Current Board of Directors
     Name             Age   Position with Company   Since   Term    Ending
     ----             ---   ---------------------   -----   ----    ------

Robert J. Landis       48    Director                2004   3 years   2007

Donald C. Lewis, Jr.   69    Director                1993   3 years   2008

Kenneth L. Nyer, M.D.  48    Director                1991   3 years   2007

James Schweiger        72    Director                2002   3 years   2008

Gerald Weston          64    Director                2004   3 years   2008

Karen L. Wright        45    Director                2004   2 years   2006

     The Company's Board consists of eight seats. One director is to be elected by a plurality of the votes cast at the Annual Meeting. The Company's Articles of Incorporation, as amended, provide for a staggered Board designed to elect approximately one-third of the directors each year. By contract, the DAW minority shareholders have a right to appoint a director to the Nyer board, but such persons have not at this time chosen to do so, and the board has not yet found a suitable person to fill the remaining vacant seat on the Company's Board.

     The nominee for the Board is set forth below. The proxy holder intends to vote all proxies received by her for the nominee for the director listed below unless instructed otherwise. In the event the nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee who shall be designated by the present Board to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holder intends to vote all proxies received by her for the nominee listed below unless instructed otherwise. As of the date of this proxy statement, the Board is not aware that the nominee is unable or will decline to serve as a director.

     As set forth in the Company's Articles of Incorporation, directors may be nominated by shareholders as provided in the Company's By-laws. The Company's By-laws do not provide for shareholder nominations; however, the Board of Directors is considering amending the By-laws to allow for such nominations.

Nominee For Election To Board Of Directors

     Name             Age   Position with Company   Since   New Term
     ----             ---   ---------------------   -----   --------
Karen L. Wright        45   Director                2004     3 years

Karen L. Wright has been President of the Company and subsidiaries, with the exception of D.A.W., since September 2004. She has been a director of the Company since November 2004. She has been treasurer of the Company since 1991 and vice-president of finance and assistant secretary of the Company since January 1997 and vice-president of operations since 2001. She served on the Board from April 1997 to September 2001. She has been the Company's chief operating officer since October 2001. She was a director of Nyle from 1998 until October 2004. From 1985 through 1987, Ms. Wright was ADCO's assistant comptroller, from 1987 through the present time, Ms. Wright has been ADCO's comptroller and treasurer. Ms. Wright received her Bachelors of Science Degree in Accounting from Husson College, Bangor, Maine in 1985.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEE.

                                   4

Other Directors
---------------

Robert J. Landis has been a director of the Company since December 2004. Mr. Landis is also a member of the Audit Committee and Chairman of the Compensation Committee. Mr. Landis has served as Chairman of the Board of Directors since January 2000 and as Chief Financial Officer and Treasurer since July 1998 of Comprehensive Care Corporation ("CompCare"). CompCare provides behavioral health, substance abuse, and employee assistance programs for governmental agencies, managed care companies and employer groups throughout the United States. Headquartered in Tampa, Florida, CompCare operates regional service centers in Connecticut, Florida, Michigan, and Texas. Mr. Landis also serves on the Board of Directors and on the audit committee of Global Axcess Corporation. Mr. Landis served as Treasurer of Maxicare Health Plans, Inc. from November 1988 to July 1998. Mr. Landis is a Certified Public Accountant. He received a Bachelors Degree in Business Administration from the University of Southern California in 1981 and a Masters Degree in Business Administration from California State University at Northridge in 1990.

Donald C. Lewis, Jr. has been a director of the Company since July 1993. Mr. Lewis has been president and a director of Nyle, the Company's principal shareholder, since January 1985. Mr. Lewis has served as Manager/Chairman of Sawmill Publishing, LLC since 1997. Mr. Lewis has served as Manager of Nyle Special Products, LLC since 1999.

Kenneth L. Nyer, M.D. has been a director of the Company since December 1991. Dr. Nyer is a specialist in internal medicine and has practiced at the Albert Einstein Hospital, Bronx, New York since 1993. He previously practiced at North Shore University Hospital, Manhasset, New York from 1987 to 1993. Dr. Nyer held a faculty position at the Cornell University Medical School from 1987-1993. Currently, Dr. Nyer is assistant clinical professor of medicine at Albert Einstein College of Medicine. Dr. Nyer is the son of Mr. Samuel Nyer.

James J. Schweiger has been a director since January 2002. Mr. Schweiger is also Chairman of the Audit Committee, and a member of the Compensation Committee and Stock Option Committee. Mr. Schweiger is currently President and CEO of James J. Schweiger Financial Consultants, Orlando Florida. From 1969 to 1986, Mr. Schweiger was an Area Managing Partner in the firm of KPMG Main Hurdman in charge of the Ft. Lauderdale/Miami Florida office, Northeastern Regional Managing Partner and later served as the Southern Area Director. From 1980 to 1985 he served on the Company's Policy Board and Management Committee. He was previously a Board member of AICPA on accounting for real estate transactions. From 1989 to 1992, Mr. Schweiger served as Treasurer/Director on the EASE Foundation Board (a charitable foundation in Davie Florida). Mr. Schweiger graduated from Duquesne University, Pittsburgh, Pa in 1961, with a BS degree in Business Administration.

Gerald Weston has been a director of the Company since December 2004. Mr. Weston is also a member of the Audit Committee, Compensation Committee and Stock Option Committee. Mr. Weston is a Certified Public Accountant and is an owner of an accounting firm since 1985. From 1982 to 1985, Mr. Weston was an Audit Manager in the firm Kern, DeWenter, Viere, CPA's in St. Cloud, Minnesota. Prior to 1982, he had various positions and served in the United States Air Force. Mr. Weston received a Bachelors of Science Degree in Accounting from St. Cloud State University, St. Cloud, Minnesota in 1979.

The election of directors requires a plurality of votes cast by the shares entitled to vote at the Annual Meeting.

Family Relationship
-------------------

    Dr. Kenneth L. Nyer is the son of Samuel Nyer.

Communications With the Board of Directors
------------------------------------------

     The Company has adopted a procedure to enable our shareholders to communicate in writing with our Board of Directors, with committees of the Board of Directors or with any individual director or directors. Shareholders may send communications directly to: NYER Board of Directors, c/o Directors, P.O. Box 1328, Bangor, ME 04402.
                                        5
Such communications will be screened for appropriateness before notifying the members of the Board of Directors or committee, as the case may be, of receipt of a communication and forwarding it to the appropriate person or persons.

     Please note that the foregoing procedure does not apply to (i) stockholder proposals pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 (the "Exchange Act"), and communications made in connection with such proposals or
(ii) service of process or any other notice in a legal proceeding. For information concerning shareholder proposals, see "Shareholders' Proposals."

Controlled Company
------------------

      Under the Nasdaq Stock Market's listing standards, a "controlled company" is a company of which more than 50% of the voting power is held by an individual, a group or another company. The Company has determined that the Company is a "controlled company" within the meaning of the Nasdaq Stock Market's listing standards. The basis for the Company's determination that the Company is a "controlled company" is Mr. Samuel Nyer holding more than 60% of the Company's voting power. As a "controlled company," the Company is exempt from the certain listing standards of Nasdaq. Specifically, the Company is not required to have: 1) a board of directors comprised of a majority of independent directors; 2) a compensation process involving a compensation committee comprised of independent directors or involving a majority of the independent directors; or 3) director nominees selected, or recommended for selection by the board of directors, by a majority of the independent directors or a nominating committee comprised of independent directors. The Company, however, is not exempt from the requirements to have an audit committee comprised of at least three independent directors and to hold regularly scheduled meetings in which only the independent directors are present.

Executive Sessions of Independent Directors
-------------------------------------------

     In accordance with Nasdaq Rule 4350(c)(2), the independent directors of the Board have regularly scheduled meetings in executive session, at which only the independent directors are present (together with counsel, if requested by the independent directors), at least twice a year in conjunction with regularly scheduled Board meetings, and more frequently whenever deemed desirable or appropriate or whenever the full Board has a meeting.

Board Meetings and Committees
-----------------------------

     The Board met seven times during the fiscal year ended June 30, 2006, and acted by unanimous written consent three times. Each person who served as a director during the fiscal year ended June 30, 2006 attended in excess of 75% of the aggregate of (i) the total number of meetings of the Board held during such fiscal year and (ii) the total number of meetings held during such fiscal year by each committee of the Board, on which such director served.

     The Board has a standing audit, compensation and stock option committee. As noted below, the Board does not have a nominating committee.

Audit Committee Meetings
------------------------

     The Company's audit committee members consist of Mr. Schweiger, Chairman and Messrs. Landis and Weston. Mr. Schweiger has been a member since January 2002 and Messrs. Landis and Weston have been members since December 2004. The audit committee's function is to oversee the Company's financial reporting process. The audit committee met five times during the fiscal year ended June 30, 2006. The Company's board of directors adopted a written charter for the audit committee on June 12, 2000, which charter was amended and restated in October 2004 and attached to the proxy filed with the Securities and Exchange Commission on February 25, 2005. Each member of the audit committee is "independent", as that term is defined in Rule 10A-3 (b) (1) promulgated under the Securities Exchange Act of 1934, and each such member satisfies the requirements of the NASDAQ rules. The Nasdaq rules require at least three independent directors who have, among other things, financial literacy and experience. Although more than one member of the audit committee may qualify as an "audit committee financial expert" under Regulation S-K, Mr. Schweiger, the committee chairman, is designated audit committee financial expert.

                                       6
Compensation Committee Meetings
-------------------------------

     The Company's compensation committee members consist of Mr. Landis, Chairman, and Messrs. Schweiger and Weston. Messrs. Landis and Weston have been members of the compensation committee since December 2004 and Mr. Schweiger has been a member since December 2003. The compensation committee's function is to oversee the compensation of Company's executive officers. The compensation committee met once during the fiscal year ended June 30, 2006.

Nomination Process
------------------

     As a "controlled company," as described above, the Company is not required to establish a nominating committee, and the Board does not currently have astanding nominating committee. The Company's charter states that the Company shall nominate persons to serve as members of the Board of Directors and that directors may be nominated by shareholders as provided in the Company's By-laws. The Company's By-laws do not provide for shareholder nominations; however, the Board of Directors is considering amending the By-laws to allow for such nominations. Although such change is being considered, the Company believes that the nominating process which has been in existence which does not include shareholder participation in the nominating process has been acceptable and resulted in qualified directors. The Board of Directors currently determines the director nominees, and such nominees are presented to the shareholders for approval. A process similar to this has been effective in the past. However, the Board is considering amending this process and creating a nominating committee.

     For identification of nominees, existing directors and officers and other sources deemed appropriate have been used. Third parties have not been engaged to assist in the nominee identification process.

     The Company desires to maintain flexibility in choosing appropriate board candidates and, therefore, does not require that nominees meet any specific or minimum qualifications. When evaluating potential director candidates, factors are considered as deemed appropriate, including the candidate's independence, character, judgment, financial literacy, business and professional skills and experience. All nominees are expected to be able to commit the time and effort necessary to fulfill their duties and responsibilities as a director of the Company.

Stock Option Committee Meetings
-------------------------------

     The Company's stock option committee members consist of Mr. Schweiger and Mr. Weston. Mr. Schweiger has been a member since 2002, and Mr. Weston has been a member since 2004. The stock option committee's function is to administer the Company's 2002 Stock Option Plan. The stock option committee met once during the fiscal year ended June 30, 2006.

Attendance at Meetings
----------------------

     At a meeting of the Board in the near future, the Board will discuss the possibility of creating a policy with regard to Board member attendance at annual meetings of shareholders and at committee meetings of the Board.

Director Compensation
---------------------

     The Company has not paid any cash compensation to any person for serving as a director with the exception of the members of the Company's Audit Committee, Compensation Committee and Stock Option Committee, which members receive (a) $600 each per each telephone meeting of the Board or of a committee of the Board and (b)$1,000 each per each in-person meeting of the Board or in-person meeting of a committee of the Board, with each Chairman receiving an additional 50% of the sum which it is to receive under (a) and (b) above with respect to each meeting. With the exception of the amounts mentioned in the first sentence of this paragraph, the Company does not intend to compensate non-employee directors for serving as directors except to reimburse them for expenses incurred in connection with their service as directors and to issue automatic grants of non-qualified stock options pursuant to the 2002 Stock Option Plan as described herein. Directors who are employees receive no cash compensation for serving as directors; however, they are reimbursed for out-of-pocket expenses incurred in connection with their service as directors. The 1993 Stock Option Plan was amended in April 1997 to provide, and the 2002 Stock Option plan provides, that all directors receive automatic grants of options as described in the section entitled "Stock Option Plan".
                                       7

Executive Compensation
----------------------

Summary Compensation Table

     The following table sets forth certain information with respect to the annual and long-term compensation paid by the Company for services rendered during the years ended June 30, 2006, 2005, and 2004. No other executive officer received compensation exceeding $100,000 during the years ended
June 30, 2006, 2005, and 2004.
                              Summary Compensation Table
                              --------------------------
                     Annual Compensation               Long Term Compensation
                     -------------------               ----------------------
                                                               Awards
                                                               ------
(a)              (b)     (c)         (d)         (e)                (g)
Name and                                         Other            Securities
principal                                        annual           underlying
position         Year    Salary($)1   Bonus($)   compensation($)
options/SARS(#)
--------         ----    ---------    --------   ---------------  -------------

Karen Wright     2006    $ 99,036         0     $ 3,600                0
CEO (2)          2005      88,308         0       3,600(2)             0
                 2004      85,000         0           0                0

Samuel Nyer(3)   2006      29,615(4)      0      10,208(3)             0
Vice-President   2005      88,840(4)      0       1,050(4)             0
Merger and       2004     140,000(4)      0       4,200                0
Acquisitions(4)
CEO(15)

Michael Curry    2006     148,930    $ 8,710      8,800                0
Vice-President   2005     139,745     20,200      8,800                0
and 20% owner    2004     128,700     26,000      8,400                0
of DAW, Inc.

David Dumouchel  2006     148,930      8,710      8,800                0
Vice-President   2005     139,745     20,200      8,800                0
and 20% owner    2004     128,700     26,000      8,400                0
of DAW, Inc.

Mark Dumouchel   2006     148,930      8,710      8,800                0
Vice-President   2005     139,745     20,200      8,800                0
and 20% owner    2004     128,700     26,000      8,400                0
of DAW, Inc.

Wayne Gunter     2006     148,930      8,710      8,800                0
Vice-President   2005     139,745     20,200      8,800                0
and 20% owner    2004     128,700     26,000      8,400                0
of DAW, Inc.

Donato Mazzola   2006     148,930      8,710      8,800                0
Vice-President   2005     139,745     20,200      8,800                0
and 20% owner    2004     128,700     26,000      8,400                0
of DAW, Inc.
                                       8
(1) Includes Company match of 401(k) plan.

(2) Ms. Wright was named CEO of the Company in September 2004 and receives an annual vehicle allowance of $3,600.

(3) Since December 2005, he has been a consultant to the Company with a non-officer title of Chairman Emeritus and his employment with the Company was terminated. Mr. Nyer has been retained as a consultant of the Company for a period of two years and receives a consulting fee of $17,500 per year.

(4) From September 2004 to November 30, 2005, he served as Vice-President of Mergers and Acquisitions with an annual salary of $70,000. Mr. Nyer was CEO of the Company through September 2004 with an annual salary of $140,000.

     In the above table, we have not presented (f) Restricted stock awards ($),
(h) LTIP payouts ($) and (i) All other compensation ($) as they are not applicable.

     Messrs. Curry, David Dumouchel, Mark Dumouchel, Gunter, and Mazzola are minority shareholders of the pharmacy chain (with the exception of Mr. Curry, whose wife is the minority shareholder). They are all registered pharmacists and work within the pharmacy chain.

The following tables set forth information with respect to the named executive officers concerning the grant and exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                     Option Grants For The Year Ended June 30, 2006
                                   % of Total                           Grant
                Common Stock       Options      Exercise                Date
                Underlying         Granted to   Price    Expiration     Present
Name            Options Granted    Employees    Share      Date         Value
($)
----            ---------------    ---------    -----      ----        --------
Karen Wright             0               0          0        0            0
Samuel Nyer              0               0          0        0            0
David Dumouchel          0               0          0        0            0
Mark Dumouchel      (10,000)(1)          0      $2.91        0            0
Michael Curry            0               0          0        0            0
Donato Mazzola           0               0          0        0            0

   (1) Mr. Mark Dumouchel resigned from the Board of Directors in October 2005 and therefore, his remaining unvested options were cancelled.

             Aggregated Option Exercises For The Year Ended June 30, 2006 and
                             Option Values As Of June 30, 2006

                   Number of Unexercised           Value of Unexercised
                          Options                 In-the-Money Options
                       at June 30, 2006             at June 30, 2006 17
Name            Exercisable     Unexercisable    Exercisable     Unexercisable
----            -----------     -------------    -----------     -------------
Karen Wright(1)    78,000            4,000         $ 41,940         $ 3,120
Samuel Nyer(2)  1,072,000                0         $564,000         $     0
David Dumouchel    14,000                0         $      0         $     0
Mark Dumouchel      6,000                0         $  1,160         $     0
Michael Curry           0                0         $      0         $     0
Donato Mazzola      6,000                0         $      0         $     0

In the above table, we have not presented shares acquired on exercise and value realized ($) as they are not applicable.

                                       9
(1) Based on the difference between the $ per share of the common stock at June 30, 2006 and the option price.

(2) Ms. Wright was named CEO of the Company in September 2004.

(3) Mr. Nyer was CEO of the Company through September 2004. From September 2004 to December 2005, he served as Vice-President of Mergers and Acquisitions. Since December 2005, he has served as a consultant to the Company.

Employment Agreements

     As of June 30, 2006, D.A.W., Inc. ("D.A.W.") maintained employment agreements, with a one-year non-compete, with each of the four of the five minority shareholders of D.A.W. and the husband of the fifth minority shareholder (namely Michael Curry, David Dumouchel, Mark Dumouchel, Wayne Gunter, and Donato Mazzola). They are also the most highly compensated executive officers as of June 30, 2006. The agreements each called for an annual base salary of $142,330. Each employee was also provided a leased vehicle with an annual cost of approximately $8,800. In addition, each such employee was eligible to participate in D.A.W.'s benefit programs, including health insurance and a 401K plan. Moreover, such employees each received life insurance coverage in the aggregate amount of $2,000,000. $1,000,000 of which is designated to D.A.W. and $1,000,000 of which is for the purpose of retiring the deceased shareholder's stock in D.A.W or F.M.T. Franchise Co., Inc. (an 80% owned subsidiary of the Company), as the case may be.

     Such employment agreements expired by their terms on August 5, 2006. (Negotiations are ongoing to enter into new employment agreements). On the date of expiration, such employees entered into an oral employment arrangement with D.A.W. to become "at will" employees of D.A.W. under the same terms and conditions as existed prior to the expiration of the employment agreements dated August 5, 2006. "At will" means that each employee may resign his employment at any time and that D.A.W. may terminate the employment of any such employee at any time for any reason or no reason, with or without cause and with or without notice.

     The Company has an oral employment agreement with Ms. Karen Wright, its President and Chief Executive Officer, Vice-President of Finance and Treasurer, which, for the fiscal year ended June 30, 2006, provided for an annual base salary of $95,000. Effective July 1, 2006, Ms. Wright's annual base salary was increased to $102,500. Ms. Wright is eligible to participate in the Company's benefit programs, which includes life insurance, health insurance and a 401K plan. Ms. Wright also receives an annual vehicle allowance of $3,600. Ms. Wright is entitled to additional compensation of $7,500 annually in connection with the hiring of an assistant with at least an associates degree in accounting or equal work experience. The employee has to be employed for 90 days before Ms. Wright receives the additional compensation.

     The Company entered into a consulting agreement with Mr. Sam Nyer effective December 5, 2005. Mr. Nyer is to be retained by the Company as a consultant for a period of two years and shall receive a consulting fee of $17,500 per year. Effective December 5, 2005, Mr. Nyer resigned his position of Vice President-Mergers and Acquisitions of the Company. Mr. Nyer's annual salary was $70,000.

Report on Executive Compensation by the Compensation Committee
--------------------------------------------------------------

     The following report of the Compensation Committee is provided solely to the shareholders of the Company pursuant to the requirements of Schedule 14A promulgated under the Securities Exchange Act of 1934, and shall not be deemed to be "filed" with the Securities and Exchange Commission for the purpose of establishing statutory liability. This Report shall not be deemed to be incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this Proxy Statement.

     The primary objective of the compensation policy of the Company is to align executive compensation in a way that will encourage enhanced shareholder value, while concurrently allowing us to attract, retain and satisfactorily reward all employees who contributed to the Company's long-term growth and economic success. The compensation program for the Company's executives generally includes an annual base salary, appropriate fringe benefits, some of which are standard Company policy for all employees and some of which may be negotiated for management. Annual cash bonuses and grants of long-term option incentives are not a standard component of executive compensation and are negotiated on a case-by-case basis.
                                       10
     The Company does not have a formal performance-based compensation policy in place, and has not set forth any criteria for altering the executive compensation currently in place under the employment agreements described above. The Company expects that any renewals of the employment agreements discussed above will contain term and compensation comparable to past practices. The compensation of the chief executive officer of the Company is not formulated on specific performance measures, but rather in consideration of past performance and the position of the Company at the time that each new employment agreement is negotiated for the chief executive officer.

Members of the Compensation Committee: Robert J. Landis, James J. Schweiger, and Gerald Weston.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

     The members of the Compensation Committee are Robert Landis, James Schweiger and Gerald Weston. There were no Compensation Committee interlocks or insider (employee) participation for the year ended June 30, 2006.

Stock Option Plan
-----------------

     The Company has two stock option plans under which employees, consultants and directors have been granted options to purchase shares of the Company's common stock. The 1993 Stock Option Plan was amended in fiscal 2003 to, among other things, (a) cease grants under such plan upon the effectiveness of the 2002 Stock Option Plan of the Company and (b) increase the maximum aggregate number of shares available for award under such plan to 1,000,000. The maximum aggregate number of shares of common stock available for award under the 2002 plan is 3,000,000, and is subject to adjustment as set forth therein. Under the 2002 plan, certain non-qualified stock options ("Automatic Options") are granted to all directors and expire in ten years from the date of grant. The number of Automatic Stock Options granted shall be 12,000 for a three-year-term board member, 8,000 for a two-year-term board member or 4,000 for a one-year-term board member, with 2,000 of such Automatic Options vesting semi-annually each June 30th and December 31st provided the optionee is still serving as a director on that date. A similar provision is in place within the 2002 Stock Option Plan for a certain officer of the Company who is not a director. After vesting, and upon reelection to the Board, each director will receive a new automatic grant of such non-qualified options on the same terms as above. Except with respect to certain incentive stock options ("ISOs"), options under the 1993 plan expire 10 years from the date of grant. Under the 1993 plan, except for certain ISOs and certain non-qualified options (whose exercise price is determined by a Board committee), the exercise price for options is the fair market value of the common stock of the Company at the date of grant, as such fair market value is determined under the 1993 plan. Under the 2002 plan, except for certain ISOs (i.e., ISOs granted to those owning more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary ("Certain ISOs")) and certain non-qualified stock options (i.e., non-qualified stock options which are not Automatic Options ("Other Options")), the exercise price is not to be less than the Market Price (as defined in the 2002 plan) of the common stock of the Company on the date of the grant. With respect to Certain ISOs, the exercise price shall not be less than 110% of the Market Price of the common stock on the date of grant. With respect to Other Options, a committee of the Board determines the exercise
price.                              11
Performance Graph
-----------------

     The following Performance Graph assumes that $100 was invested in the Company, the Hemscott Index and the Peer Group Index on July 1, 2001. The Peer Group Index represents pharmacies and medical supply companies which are as follows: Abatix Corp., Chindex International, CVS Corp., E Com Ventures, Inc., Encision, Inc., Henry Schein, Inc., Longs Drug Stores, Inc., Lumenis, Ltd, Molecular Imaging Corp., Novoste Corp., Omnicare, Inc., Ownens & Minor, Inc., Patterson Companies, Inc., Petmed Express, Pricesmart, Inc., Pro-Dex, Inc. Co., PSS World Medical, Inc., Pure Bioscience, Rite Aid Corp., Viasys Healthcare, Inc., Walgreen, Co., and Zila, Inc. Information on prices at which the Company's common stock traded prior to that date is not readily available. The Performance Graph further assumes all dividends were reinvested. However, the Company has never paid any dividends.

              COMPARE CUMULATIVE TOTAL RETURN AMONG NYER MEDICAL
             GROUP, INC., HEMSCOTT INDEX AND PEER GROUP INDEX

     175  ----------------------------------------------------------

     150  ----------------------------------------------------------
                                                   p         p

     125  ----------------------------------------------------------
D                                      p           n,h       h
O                                      h                     n
L    100 x----------------------------------------------------------
L               p           p,h        n
A               h
R     75  ----------------------------------------------------------
S               n

      50  ----------------------------------------------------------
                            n

      0   ----------------------------------------------------------
     2001(x)    2002        2003       2004        2005      2006

NYER MEDICAL GROUP, INC. (n)
PEER GROUP INDEX         (p)
HEMSCOTT INDEX           (h)

Assumes $100 invested on July 1, 2001. Assumes dividend reinvested. Fiscal year ending June 30, 2006.

                          2001(x) 2002    2003    2004    2005    2006
                          ----    ----    ----    ----    ----    ----
NYER MEDICAL GROUP, INC. 100.00   72.26   45.26   85.77  118.25  104.38
PEER GROUP INDEX         100.00   98.63   85.97  112.05  141.82  142.88
HEMSCOTT INDEX           100.00   82.92   84.53  102.41  111.35  123.44

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

     No person who, during the fiscal year ended June 30, 2006, was a director, officer or beneficial owner of more than ten percent of any class of equity securities of the Company registered under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), failed to file on a timely basis, reports required by Section 16 of the Exchange Act during the most recent fiscal year. The foregoing is based solely upon a review by the Company of Forms 3 and 4 during the most recent fiscal year as furnished to the Company under Rule 16a-3(d) under the Act, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any representation received by the Company from any reporting person that no Form 5 is required.

2006 Audit Committee Report*
----------------------------

     The Audit Committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of the Company's independent auditors. Additionally, the Audit Committee must pre-approve all audit and non-audit services performed by the Company's independent auditors. Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company's independent auditors, Sweeney, Gates & Co., are responsible for auditing those financial statements. However, the functions of the members of the Audit Committee are not intended to duplicate or to certify the activities of management and the independent auditors. Rather, we rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.
                                       12

     The Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

2. The Audit Committee has discussed with Sweeney, Gates & Co. the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

3. The Audit Committee has received the written disclosures and the letter from Sweeney, Gates & Co. required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Sweeney, Gates & Co. its independence from the Company. When considering Sweeney, Gates & Co.'s independence, the Audit Committee considered whether its provision of services to the Company beyond those rendered in connection with its audit and review of the Company's consolidated financial statements was compatible with maintaining its independence. The Audit Committee also has reviewed, among other things, the amount of fees paid to Sweeney, Gates & Co. for audit and non-audit services.

4. Based on the reviews and discussions referred to in paragraphs (1) through
(3) above, the Audit Committee recommended to the Company's Board of Directors the audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2006, which was filed with the Securities and Exchange Commission on September 28, 2006 (as amended on Form 10-K/A No. 1, filed with the Securities and Exchange Commission on October 27,
2006).

Members of the Audit Committee: Robert J. Landis, James J. Schweiger, and Gerald Weston.
* The material in this report is not soliciting material, is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference in any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

Item 2.  Appointment of Auditors
--------------------------------
     Sweeney, Gates & Co., independent public accountants, are the Company's independent auditors and have been selected by the Audit Committee to act as auditors for the fiscal year ended June 30, 2007.
Fees paid to Independent Auditors

     Our independent auditors, for our most recent fiscal years, were Sweeney, Gates & Co. We expect a representative of our independent auditors to be present at the annual meeting or available to answer appropriate questions.

Audit Fees
----------
     We paid Sweeney, Gates & Co. audit fees in the aggregate of $137,950 and $123,767 for professional services rendered for the audits of our annual financial statements for the fiscal years ended June 30, 2006 and June 30,2005, respectively, and for the review of the financial statements included in our quarterly reports on Form 10-Q during the last two fiscal years.

Audit-Related Fees
------------------
     In addition to fees disclosed under "Audit Fees" above, the aggregate fees for professional services rendered by Sweeney, Gates & Co. for assurance and related services that are reasonably related to the performance of the audit and reviews of our financial statements were $12,900 and $0 for the fiscal years ended June 30, 2006 and June 30, 2005, respectively. Such services for fiscal June 30, 2006 were in connection with the review of two S-3 registration statements, attending an audit committee meeting and the review of a comment letter from the Securities and Exchange Commission.

                                       13
Tax Fees
--------
     The aggregate fees for professional services rendered by Sweeney, Gates & Co. for tax compliance, tax planning and tax advice were $25,700 and $23,410 for the fiscal years ended June 30, 2006 and June 30, 2005, respectively.

All Other Fees
--------------
     Sweeney, Gates & Co. did not provide Nyer Medical Group, Inc. and its Subsidiaries with any other services during the fiscal years ended June 30, 2006 and June 30, 2005, respectively.

     Audit services of Sweeney, Gates & Co. for the year ended June 30, 2006, consisted of the examination of the Company's consolidated financial statements and reviews of interim financial statements. The Audit Committee of the Board considers the provision of services for which the fees included above under "Tax Fees" were billed to be compatible with maintaining Sweeney, Gates & Co.'s independence. There were no Financial Information Systems Design and Implementation Fees.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor
-------------------

     The charter of the Audit Committee requires that the Audit Committee review and pre-approve all audit, review or attest engagements of, and non-audit services to be provided by, the independent auditor (other than with respect to the de minimis exception permitted by the Sarbanes-Oxley Act of 2002 and the SEC rules promulgated thereunder). The Audit Committee pre-approved all auditing services and permitted non-audit services rendered by Sweeney, Gates & Co. in the fiscal year ended June 30, 2006.

     The pre-approval duty may be delegated to one or more designated members of the Audit Committee, with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting. Any such designated member(s) of the Audit Committee shall also have the authority to approve non-audit services already commenced by the independent auditor if (i) the aggregate amount of all such services provided constitutes no more than five percent (5%) of the total amount of revenues paid by the Company to the independent auditor during the fiscal year in which the services are provided,
(ii) such services were not recognized by the Company at the time of the engagement to be non-audit services, and (iii) such services are promptly brought to the attention of the Committee and approved by such designated member(s) prior to the completion of the audit.

     Shareholder ratification of the selection of Sweeney, Gates & Co. as the Company's independent auditors is not required by the Bylaws or otherwise. However, the Board is submitting the selection of Sweeney, Gates & Co. to the shareholders for ratification as a matter of corporate practice. If the shareholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee of the Board determines that such a change would be in the best interests of the Company and its shareholders.

     Ratification of the appointment of Sweeney, Gates & Co. as the Company's independent auditors for fiscal 2007 will require the affirmative vote of at least a majority of votes cast by the shares entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF SWEENEY, GATES & CO. AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDED JUNE 30, 2007 (ITEM 2 ON THE ENCLOSED PROXY CARD).
                                     14
Item 3.  Other Matters
----------------------

     The Board has no knowledge of any other matters, which may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Annual Meeting or any adjournment thereof, the person named in the enclosed form of proxy will have the discretion to vote as she sees fit unless directed otherwise.

     If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, the Company will cancel the proxy.

Shareholders' Proposals
-----------------------

     If the Company holds its 2007 annual meeting of shareholders on or about the same time as this year's Annual Meeting, then any shareholder desiring to submit a proposal for action at the 2007 annual meeting of shareholders and presentation in the Company's proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than 120 calendar days before release of this proxy statement in order to be considered for inclusion in the Company's proxy statement relating to the meeting. However, if the Company holds its 2007 annual meeting of shareholders on a date that is more than 30 days earlier or later than this year's Annual Meeting, then a shareholder proposal must be received by the Company at its principal place of business in a reasonable amount of time prior to when the Company begins to print and mail its proxy materials. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

     Under Rule 14a-4, as promulgated under the Securities Exchange Act of 1934, if a shareholder fails to notify the Company of a proposal at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. With respect to the Company's 2007 Annual Meeting of Shareholders, a shareholder proposal not previously submitted for the Company's proxy statement may be submitted at least 45 calendar days prior to the anniversary of the mailing date of this proxy statement; thereafter, the Company will use its voting authority as described above.

Annual Report on Form 10-K

     The Company will furnish, without charge to any shareholder submitting a written request a copy of the Company's annual report on Form 10-K as filed with the Securities and Exchange Commission including financial statements and schedules thereto. Such written request should be directed to Karen L. Wright, P.O. Box 1328, Bangor, Maine, 04402-1328.


By Order of the Board of Directors

/s/  Karen L. Wright
     ---------------
     Karen L. Wright,
     President and Chief Executive Officer

June 4, 2007




                                      15

                PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
                           NYER MEDICAL GROUP, INC.
            FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 25, 2007

     The undersigned hereby appoints Karen L. Wright as its proxy with power of substitution for and in the name of the undersigned to vote all shares of common stock of Nyer Medical Group, Inc. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of shareholders of the Company to be held at the Holiday Inn Express, Lake Buena Vista, 8686 Palm Pkwy, Orlando, FL 32836, at 10:00 a.m. (EST), and at any adjournment thereof, upon such business as may properly come before the Annual Meeting, including the items set forth below:

     Each share of common stock outstanding on the record date of May 30, 2007, is entitled to one vote on all proposals.


1. I hereby elect the following individual to serve on the board of directors of the Company for a three-year term until the Company's Annual Meeting for 2009, or until her successor is elected and qualified.

                                         For    Withhold

            1) Karen L. Wright           ---     ---



2. I hereby ratify the appointment of Sweeney, Gates & Co. as independent auditors for the fiscal year ended June 30, 2007.

              For  ----          Against ----       Abstain ----


3. I hereby authorize the holder of this proxy, in her discretion, to vote upon such other business as may properly come before the Annual Meeting of shareholders.



NOTE: Shares cannot be voted unless this proxy is signed and returned, or specific arrangements are made to have the shares represented at the Annual Meeting. If no direction is indicated, this proxy will be voted as recommended by the board of directors for all proposals.


Dated: ___________, 2007                  ------------------------------------
                                          Signature of Shareholder


----------------------                     ------------------------------------
Number of Shares Owned                     Typed or Printed Name of Shareholder3

                                16